UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2006
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     Silicon Image, Inc. (the “Registrant”) presented its financial results for the quarter ended March 31, 2006 (“Q1 2006”) in a conference call with investors and analysts on April 26, 2006. During the conference call, the Registrant inadvertently stated that total Q1 2006 revenues for the Registrant’s consumer electronics and storage businesses were $34.5 million and $11.3 million, respectively. The correct total Q1 2006 revenues for the Registrant’s consumer electronics and storage businesses were $35.4 million and $10.4 million, respectively. The foregoing correction does not affect the Q1 2006 total company revenue and earnings per share information provided in the conference call, nor does it affect the financial disclosures in the Registrant’s Form 8-K furnished on April 26, 2006 or in the earnings press release issued by the Registrant on April 26, 2006.
     In addition, during the conference call, the Registrant inadvertently stated that total revenue for the quarter ended December 31, 2005 (“Q4 2005”) for the Registrant’s personal computer business was $15.7 million. The correct total Q4 2005 revenue for the Registrant’s personal computer business was $14.3 million. The foregoing correction does not affect the financial disclosures in the Registrant’s Form 10-K filed on March 16, 2006 or in the earnings press release issued by the Registrant on February 16, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2006	SILICON IMAGE, INC.
	By:	/s/ Robert Freeman
Robert Freeman
Chief Financial Officer